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                                                                     EXHIBIT 4.4

The Northern Trust Company
Thrift-Incentive Plan (TIP)                                      ENROLLMENT FORM
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Name: __________________________________________________________________________
        Last                            First                           Initial

Social Security #: _____________________Extension: _________Bldg/Floor: ________

Signature: ___________________________________________Date: ____________________

I understand that in the future, I can access my account information and request plan activity through Benefits Express. I will be assigned a PIN which, in conjunction with my social security number, will serve as authorization to execute transactions on my behalf, the same as if I had filled out and signed a form.
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INSTRUCTIONS: Submit both copies of the completed  form to the TIP
Administration, M8. A receipted copy  will be returned to you.


A. AUTHORIZATION FOR TIP EMPLOYEE CONTRIBUTIONS

INSTRUCTIONS: Enter in whole numbers the percentage of your salary you wish to have withheld each payday. The total of Line 1 and 2 may not exceed 12%. A blank line will be entered as zero. (A minimum contribution of 4% is necessary to obtain the full Bank contingent match of 5%).

1. _______________% as before-tax contributions.

2. _______________% as after-tax contributions.

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B. INVESTMENT OF EMPLOYEE CONTRIBUTIONS AND BANK CONTRIBUTION

INSTRUCTIONS: Indicate in whole percentages how you want your Employee and Company Contributions invested. If you do not complete either the Employee or Company portion, the contributions will default to the Short Term Fund.

   Employee Contributions                                 Company Contributions

       __________%       Short Term Fund                       __________%
       __________%       Benchmark Bond Portfolio              __________%
       __________%       Benchmark Balance Portfolio           __________%
       __________%       Benchmark Equity Index Portfolio      __________%
       __________%       Benchmark Focused Growth Portfolio    __________%
          N/A    %       Northern Trust Common Stock           __________%
       __________
          100    %       Total (must equal 100%)                   100   %
       __________                                              __________


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Forms are due at 5:00 p.m. (close of business) each  March 15, June 15,
September 15, and December 15  to TIP ADMINISTRATOR, M8.

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